EXHIBIT 99.1

NEWS RELEASE

LivaNova Reports First-Quarter 2024 Results

London, May 1, 2024 – LivaNova PLC (Nasdaq: LIVN), a market-leading medical technology company, today reported results for the quarter ended March 31, 2024 and raised full-year 2024 revenue and adjusted diluted earnings per share guidance.
Financial Summary and Highlights(1)
•First-quarter revenue of $294.9 million increased 12.0% on a reported basis and 12.4% on a constant-currency basis, as compared to the prior-year period. Excluding the impact of the Advanced Circulatory Support (ACS) segment wind down, revenue increased 13.5% on a constant-currency basis
•First-quarter U.S. GAAP diluted loss per share was $0.78 and adjusted diluted earnings per share was $0.73
•Closed private offering of $345.0 million 2.50% convertible senior notes due 2029 and repurchased $230.0 million 3.00% exchangeable senior notes due 2025
•Achieved a positive predictive outcome of trial success in the OSPREY clinical study for moderate to severe obstructive sleep apnea (OSA) and concluded enrollment
"In the first quarter, LivaNova achieved double-digit revenue and operating income growth in both the Cardiopulmonary and Neuromodulation segments,” said Vladimir Makatsaria, Chief Executive Officer of LivaNova. "I am grateful to our teams around the world for their exceptional work and dedication to serving our patients and customers. Looking ahead, our priorities continue to emphasize execution, innovation and talent development. We are confident that by delivering in each of these areas, we will improve patient outcomes and create shareholder value.”

(1) Constant-currency percent change, total revenue excluding revenue from the ACS segment wind down, adjusted operating income, adjusted diluted earnings per share and adjusted free cash flow are non-GAAP measures. Constant-currency percent change excludes the impact from fluctuations in the various currencies in which the Company operates as compared to reported percent change. For an explanation of these and other non-GAAP measures used in this news release, see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP measures, see the tables that accompany this news release.

First-Quarter 2024 Results
The following table summarizes revenue for the first quarter of 2024 by segment (in millions):

	Three Months Ended March 31,		% Change	Constant-Currency % Change (1)
	2024	2023
Cardiopulmonary	$155.9	$135.7	14.8%	15.7%
Neuromodulation	133.9	120.7	10.9%	11.0%
Other (2)	5.1	7.0	(25.9)%	(26.5)%
Total Net Revenue	$294.9	$263.4	12.0%	12.4%
Less: ACS (3)	4.1	6.2	(33.2)%	(33.6)%
Total Net Revenue, Excluding ACS (1)	$290.8	$257.2	13.0%	13.5%
(1)
Constant-currency percent change and total revenue excluding revenue from the ACS segment wind down are non-GAAP measures. Constant-currency percent change excludes the impact from fluctuations in the various currencies in which the Company operates as compared to reported percent change.

(2)	Includes revenue from the Company’s former ACS reportable segment, and rental and site services income not allocated to segments.
(3)	Includes the results from the wind down portion of the Company's former ACS reportable segment.
•	Numbers may not add precisely due to rounding. Segment financial information presented herein reflects LivaNova's change in segments, effective in the first quarter 2024, for all periods presented.

Cardiopulmonary revenue increased 14.8% on a reported basis and increased 15.7%(1) on a constant-currency basis versus the first quarter of 2023 with growth across all regions, driven by EssenzTM Perfusion System sales in the U.S. and Europe regions, and strong consumables demand worldwide.
Neuromodulation revenue increased 10.9% on a reported basis and increased 11.0%(1) on a constant-currency basis versus the first quarter of 2023 with double-digit growth in the U.S. and Rest of World regions.
Earnings Analysis
On a U.S. GAAP basis, first-quarter 2024 operating income was $16.2 million, as compared to operating loss of $2.3 million for the first quarter of 2023. Adjusted operating income for the first quarter of 2024 was $53.1 million, as compared to adjusted operating income of $26.8 million for the first quarter of 2023.
On a U.S. GAAP basis, first-quarter 2024 diluted loss per share was $0.78, as compared to diluted earnings per share of $0.14 in the first quarter of 2023. First-quarter 2024 adjusted diluted earnings per share was $0.73, as compared to adjusted diluted earnings per share of $0.43 in the first quarter of 2023.

Full-Year 2024 Guidance
LivaNova now expects revenue for full-year 2024 to grow between 6 and 7 percent on a constant-currency basis. When excluding the impact of the ACS segment wind down, the Company now expects revenue for full-year 2024 to grow between 8 and 9 percent on a constant-currency basis. Foreign currency is now expected to be a 1 percent headwind based on current exchange rates.
Adjusted diluted earnings per share for 2024 are now expected to be in the range of $3.05 to $3.15, assuming a share count of approximately 55 million for full-year 2024. In 2024, the Company continues to estimate that adjusted free cash flow will be in the range of $95 to $115 million.
As discussed in the section entitled "Use of Non-GAAP Financial Measures" below, the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Accordingly, the Company is unable to reconcile the forward-looking non-GAAP financial measures included in this section to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts.
Webcast and Conference Call Instructions
The Company will host a live audiocast at 1 p.m. London time (8 a.m. Eastern Time) on Wednesday, May 1, 2024 that will be accessible at www.livanova.com/events. Listeners should register in advance and log on approximately 10 minutes early to ensure proper setup. To listen to the conference call by telephone, dial +1 833 470 1428 (if dialing from within the U.S.) or +1 929 526 1599 (if dialing from outside the U.S.). The conference call access code is 556837. Within 24 hours of the audiocast, a replay will be available at www.livanova.com/events, where it will be archived and accessible for approximately 90 days.
About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through medical technologies, delivering life-changing solutions in select neurological and cardiac conditions. Headquartered in London, LivaNova employs approximately 2,900 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide. For more information, please visit www.livanova.com.

Use of Non-GAAP Financial Measures
In this news release, management has disclosed financial measurements that present financial information not in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, operating performance measures as prescribed by GAAP.
In this news release, the Company refers to comparable, constant-currency percent change in revenue. Management believes that referring to comparable, constant-currency percent change is the most useful way to evaluate the revenue performance of LivaNova and to compare the revenue performance of current periods to prior periods on a consistent basis. Constant-currency percent change, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net revenue growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of derivatives and contingent consideration arrangements and asset impairment charges that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net revenue, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net revenue, the effective tax rate and earnings per share, respectively. The most directly comparable GAAP measure for adjusted free cash flow is net cash provided by operating activities. Adjusted free cash flow is defined as net cash provided by operating activities less cash used for the purchase of property, plant and equipment excluding the impact of 3T litigation settlement payments, CARES Act tax stimulus benefits and gains related to dividends received from investments and further adjusted as needed for other one-time, nonrecurring, unusual or infrequent charges, expenses or gains, including associated expenses, that may not be indicative of the Company's core business. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, the ultimate outcome of legal proceedings, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of derivatives and contingent consideration arrangements, asset impairment charges and the tax impact of the aforementioned items, tax law changes or other tax matters. Accordingly, forward-looking non-GAAP financial measures and reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.
The Company also believes adjusted financial measures such as adjusted gross profit percentage, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating expenses, adjusted operating income, adjusted income tax expense, adjusted net income and adjusted diluted earnings per share, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning and to assist in the design of compensation incentive plans. Additionally, the Company also uses the non-GAAP liquidity measure adjusted free cash flow. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.
Safe Harbor Statement
Certain statements in this news release, other than statements of historical or current fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. Generally, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this news release, and include, but are not limited to, the following risks and uncertainties: volatility in the global market and worldwide economic conditions, including as caused by the invasion of Ukraine, the evolving instability in the Middle East, inflation, changing interest rates, foreign exchange fluctuations, changes to existing trade agreements and relationships between the U.S. and other countries including the implementation of sanctions; cyber-attacks or other disruptions to the Company’s information technology systems or those of third parties with which the Company interacts; costs of complying with privacy and security of personal information requirements and laws; risks relating to supply chain pressures; changes in technology, including the development of superior or alternative technology or devices by competitors and/or competition from providers of alternative medical therapies; failure to obtain approvals or reimbursement in relation to the Company’s products; failure to establish, expand or maintain market acceptance of the Company’s products for the treatment of the Company’s approved indications; failure to develop and commercialize new products and the rate and degree of market acceptance of such products; unfavorable results from clinical studies or failure to meet milestones; failure to comply with, or changes in, laws, regulations or administrative practices affecting government regulation of the Company’s products; risks relating to recalls, enforcement actions or product liability claims; changes or reduction in reimbursement for the Company’s products or failure to comply with rules relating to reimbursement of healthcare goods and services; failure to comply with anti-bribery laws; losses or costs from pending or future lawsuits and governmental investigations, including in the case of the Company’s 3T Heater-Cooler and SNIA litigations; risks associated with environmental laws and regulations as well as environmental liabilities, violations, protest voting and litigation; product liability, intellectual property, shareholder-related, environmental-related, income tax and other litigation, disputes, losses and costs; failure to retain key personnel, prevent labor shortages, or manage labor costs; the failure of the Company’s R&D efforts to keep up with the rapid pace of technological development in the medical device industry; the risks relating to the impact of climate change and the risk of ESG pressures from internal and external stakeholders; the risk of quality concerns and the impacts thereof; failure to protect the Company’s proprietary intellectual property; failure of new acquisitions to further the Company’s strategic objectives or strengthen the Company’s existing businesses; the potential for impairments of intangible assets, goodwill and other long-lived assets; risks relating to the Company’s indebtedness; effectiveness of the Company’s internal controls over financial reporting; changes in the Company’s profitability and/or failure to manage costs and expenses; fluctuations in future quarterly operating results and/or variations in revenue and operating expenses relative to estimates; changes in tax laws and regulations, including exposure to additional income tax liabilities; and other unknown or unpredictable factors that could harm the Company’s financial performance.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and

other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
Readers are cautioned not to place undue reliance on the Company's forward-looking statements, which speak only as of the date of this news release. The Company undertakes no obligation to update publicly any of the forward-looking statements in this news release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If LivaNova updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.
Essenz is a trademark of LivaNova USA, Inc.

Briana Gotlin
Director, Investor Relations
Phone: +1 281 895 2382
e-mail: InvestorRelations@livanova.com

LIVANOVA PLC
NET REVENUE - UNAUDITED
(U.S. dollars in millions)
	Three Months Ended March 31,
	2024	2023	% Change	Constant-Currency % Change (1)
Cardiopulmonary
U.S.	$50.6	$39.6	27.7%	27.7%
Europe (2)	40.9	36.4	12.5%	10.3%
Rest of World	64.4	59.8	7.8%	11.0%
Total	155.9	135.7	14.8%	15.7%
Neuromodulation
U.S.	105.9	94.5	12.1%	12.1%
Europe (2)	13.4	13.3	1.0%	(1.4)%
Rest of World	14.5	13.0	12.2%	15.5%
Total	133.9	120.7	10.9%	11.0%
Other Revenue (3)	5.1	7.0	(25.9)%	(26.5)%
Totals
U.S.	160.6	140.3	14.5%	14.5%
Europe (2)	54.3	49.6	9.5%	7.2%
Rest of World	80.0	73.5	8.8%	12.0%
Total	$294.9	$263.4	12.0%	12.4%

(1)	Constant-currency percent change, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
(2)	Includes countries in Europe where the Company has a direct sales presence. Countries in Europe where sales are made through distributors are included in “Rest of World.”
(3)	Other revenue primarily includes revenue from the Company’s former ACS reportable segment and rental and site services income not allocated to segments.
•	Numbers may not add precisely due to rounding. Segment financial information presented herein reflects LivaNova's change in segments, effective in the first quarter 2024, for all periods presented.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2024	2023	% Change
Net revenue	$294.9	$263.4
Cost of sales	87.5	89.3
Gross profit	207.4	174.1	19.1%
Operating expenses:
Selling, general and administrative	129.9	124.1
Research and development	45.7	50.0
Other operating expense	15.6	2.3
Operating income (loss)	16.2	(2.3)	(793.7)%
Interest expense	(15.9)	(13.4)
Loss on debt extinguishment	(25.5)	—
Foreign exchange and other income/(expense)	(9.1)	25.5
(Loss) income before tax	(34.2)	9.8	(450.1)%
Income tax expense	7.7	2.4
Net (loss) income	($41.9)	$7.4	(669.1)%

Basic (loss) income per share	($0.78)	$0.14
Diluted (loss) income per share	($0.78)	$0.14

Weighted average common shares outstanding:
Basic	54.0	53.6
Diluted	54.0	53.9

• Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts) - Unaudited

	Adjusted (1) Three Months Ended March 31,
	2024	2023	% Change
Adjusted SG&A	$113.3	$108.3	4.6%
Adjusted R&D	42.9	46.2	(7.1)%
Adjusted operating income	53.1	26.8	98.3%
Adjusted net income	40.0	23.3	71.4%
Adjusted diluted earnings per share	$0.73	$0.43	69.8%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the news release.

Statistics (as a % of net revenue, except for income tax rate) - Unaudited

	GAAP Three Months Ended March 31,		Adjusted (1) Three Months Ended March 31,
	2024	2023	2024	2023
Gross profit	70.3%	66.1%	71.0%	68.8%
SG&A	44.0%	47.1%	38.4%	41.1%
R&D	15.5%	19.0%	14.5%	17.5%
Operating income (loss)	5.5%	(0.9)%	18.0%	10.2%
Net (loss) income	(14.2)%	2.8%	13.6%	8.9%
Income tax rate	(22.6)%	24.3%	20.8%	6.2%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the news release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended March 31, 2024	GAAP Financial Measures	Restructuring Expenses (A)	Depreciation and Amortization Expenses (B)	Financing Transactions (C)	Contingent Consideration (D)	Certain Legal & Regulatory Costs (E)	Stock-based Compensation Costs (F)	Certain Tax Adjustments (G)	Certain Interest Adjustments (H)	Adjusted Financial Measures
Cost of sales	$87.5	$—	($1.7)	$—	$0.2	$—	($0.4)	$—	$—	$85.6
Gross profit percent	70.3%	—%	0.6%	—%	(0.1)%	—%	0.1%	—%	—%	71.0%
Selling, general and administrative	129.9	—	(2.6)	—	—	(6.1)	(7.8)	—	—	113.3
Selling, general and administrative as a percent of net revenue	44.0%	—%	(0.9)%	—%	—%	(2.1)%	(2.7)%	—%	—%	38.4%
Research and development	45.7	—	—	—	—	(0.8)	(2.0)	—	—	42.9
Research and development as a percent of net revenue	15.5%	—%	—%	—%	—%	(0.3)%	(0.7)%	—%	—%	14.5%
Other operating expense	15.6	(9.2)	—	—	—	(6.4)	—	—	—	—
Operating income	16.2	9.2	4.3	—	(0.1)	13.2	10.2	—	—	53.1
Operating margin percent	5.5%	3.1%	1.5%	—%	—%	4.5%	3.5%	—%	—%	18.0%
Net (loss) income	(41.9)	9.2	4.3	40.3	(0.1)	13.2	10.2	(2.8)	7.6	40.0
Net (loss) income as a percent of net revenue	(14.2)%	3.1%	1.5%	13.7%	—%	4.5%	3.5%	(1.0)%	2.6%	13.6%
Diluted EPS	($0.78)	$0.17	$0.08	$0.74	$—	$0.24	$0.19	($0.05)	$0.14	$0.73

GAAP results for the three months ended March 31, 2024 include:
(A)	Restructuring expenses related to organizational changes
(B)	Includes depreciation and amortization associated with purchase price accounting
(C)	Loss on debt extinguishment, as well as mark-to-market adjustments for the embedded derivative features and capped call derivatives
(D)	Remeasurement of contingent consideration related to ImThera acquisition
(E)	3T Heater-Cooler litigation provision, cybersecurity incident costs, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter, and Medical Device Regulation ("MDR") costs
(F)	Non-cash expenses associated with stock-based compensation costs
(G)	The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions and the tax impact on non-GAAP adjustments
(H)	Non-cash interest expense on the 2025 cash exchangeable senior notes, 2029 convertible senior notes and 2021 Revolving Credit Facility, interest expense on the Term Facilities and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
• Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended March 31, 2023	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Financing Transactions (D)	Contingent Consideration (E)	Certain Legal & Regulatory Costs (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales	$89.3	$—	$—	($3.6)	$—	($3.1)	$—	($0.4)	$—	$—	$82.2
Gross profit percent	66.1%	—%	—%	1.4%	—%	1.2%	—%	0.2%	—%	—%	68.8%
Selling, general and administrative	124.1	—	—	(2.9)	—	—	(4.5)	(8.5)	—	—	108.3
Selling, general and administrative as a percent of net revenue	47.1%	—%	—%	(1.1)%	—%	—%	(1.7)%	(3.2)%	—%	—%	41.1%
Research and development	50.0	—	—	0.1	—	(1.8)	(0.5)	(1.6)	—	—	46.2
Research and development as a percent of net revenue	19.0%	—%	—%	—%	—%	(0.7)%	(0.2)%	(0.6)%	—%	—%	17.5%
Other operating expense	2.3	(0.3)	(0.7)	—	—	—	(1.3)	—	—	—	—
Operating (loss) income	(2.3)	0.3	0.7	6.4	—	4.8	6.3	10.6	—	—	26.8
Operating margin percent	(0.9)%	0.1%	0.3%	2.4%	—%	1.8%	2.4%	4.0%	—%	—%	10.2%
Net income	7.4	0.3	0.7	6.4	(21.0)	4.8	6.3	10.6	0.8	7.0	23.3
Net income as a percent of net revenue	2.8%	0.1%	0.3%	2.4%	(8.0)%	1.8%	2.4%	4.0%	0.3%	2.7%	8.9%
Diluted EPS	$0.14	$0.01	$0.01	$0.12	($0.39)	$0.09	$0.12	$0.20	$0.02	$0.13	$0.43

GAAP results for the three months ended March 31, 2023 include:
(A)	Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(E)	Remeasurement of contingent consideration related to acquisitions
(F)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter and MDR costs
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Discrete tax items, R&D tax credits and the tax impact of intercompany transactions
(I)	Non-cash interest expense on the 2025 cash exchangeable senior notes and 2021 Revolving Credit Facility, interest expense on the Term Facilities and interest income on the collateral for the SNIA litigation guarantee
• Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	March 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$309.2	$266.5
Restricted cash	306.5	311.4
Accounts receivable, net of allowance	209.4	215.1
Inventories	153.2	147.9
Prepaid and refundable taxes	22.5	20.1
Prepaid expenses and other current assets	39.2	27.2
Total Current Assets	1,040.0	988.2
Property, plant and equipment, net	152.2	154.2
Goodwill	771.8	782.9
Intangible assets, net	253.9	261.2
Operating lease assets	50.3	50.8
Investments	22.7	22.8
Deferred tax assets	113.7	118.9
Long-term derivative assets	41.6	38.5
Other assets	13.4	12.1
Total Assets	$2,459.6	$2,429.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$19.7	$18.1
Accounts payable	75.9	80.8
Accrued liabilities and other	94.0	107.3
Current litigation provision liability	17.0	10.8
Taxes payable	29.8	23.3
Accrued employee compensation and related benefits	91.4	94.6
Total Current Liabilities	327.8	335.0
Long-term debt obligations	604.8	568.5
Contingent consideration	80.8	80.9
Deferred tax liabilities	11.0	11.6
Long-term operating lease liabilities	43.7	45.4
Long-term employee compensation and related benefits	17.1	17.3
Long-term derivative liabilities	104.9	45.6
Other long-term liabilities	48.1	47.7
Total Liabilities	1,238.1	1,151.9
Total Stockholders’ Equity	1,221.5	1,277.6
Total Liabilities and Stockholders’ Equity	$2,459.6	$2,429.6

• Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Three Months Ended March 31,
	2024	2023
Operating Activities:
Net (loss) income	($41.9)	$7.4
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Loss on debt extinguishment	25.5	—
Remeasurement of derivative instruments	11.6	(26.3)
Stock-based compensation	10.2	10.6
Depreciation	6.3	6.0
Amortization of debt issuance costs	4.9	5.0
Amortization of intangible assets	4.3	6.4
Deferred income tax expense (benefit)	4.8	(0.1)
Amortization of operating lease assets	2.5	2.6
Remeasurement of contingent consideration to fair value	(0.1)	4.8
Other	(0.5)	(0.1)
Changes in operating assets and liabilities:
Accounts receivable, net	2.0	7.6
Inventories	(8.1)	(11.3)
Other current and non-current assets	(8.9)	(3.8)
Accounts payable and accrued current and non-current liabilities	(15.6)	21.4
Taxes payable	6.9	1.0
Litigation provision liability	6.2	(10.3)
Net cash provided by operating activities	10.0	20.8
Investing Activities:
Purchases of property, plant and equipment	(6.4)	(7.7)
Purchase of investments	—	(5.1)
Other	—	1.3
Net cash used in investing activities	(6.4)	(11.5)
Financing Activities:
Proceeds from long-term debt obligations	335.5	—
Repayment of long-term debt obligations	(234.4)	(1.9)
Payment of debt extinguishment costs	(39.0)	—
Purchase of capped calls	(31.6)	—
Proceeds from unwind of capped calls	22.5	—
Payment of contingent consideration	(13.8)	—
Shares repurchased from employees for minimum tax withholding	(0.3)	(1.6)
Payment of debt issuance costs	(1.9)	—
Repayments of short-term borrowings (maturities greater than 90 days)	—	(2.0)
Other	—	0.2
Net cash provided by (used in) financing activities	37.1	(5.2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3.0)	3.3
Net increase in cash, cash equivalents and restricted cash	37.8	7.3
Cash, cash equivalents and restricted cash at beginning of period	577.9	515.6
Cash, cash equivalents and restricted cash at end of period	$615.7	$523.0

• Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
	Three Months Ended March 31,
	2024			2023
	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures
(Loss) income before tax	($34.2)	$—	$50.5	$9.8	$—	$24.9
Income tax expense	7.7	2.8	10.5	2.4	(0.8)	1.5
Net (loss) income	($41.9)	($2.8)	$40.0	$7.4	$0.8	$23.3
Income tax rate	(22.6)%		20.8%	24.3%		6.2%

•	Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
	Three Months Ended March 31,		% Change	Constant-Currency % Change (1)
	2024	2023
GAAP net revenue	$294.9	$263.4	12.0%	12.4%
Less: ACS (2)	4.1	6.2	(33.2)%	(33.6)%
Net revenue excluding ACS	$290.8	$257.2	13.0%	13.5%

(1)	Constant-currency percent change, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
(2)	Includes net revenue from the Company's former ACS reportable segment.
•	Numbers may not add precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share (in millions of shares):

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (shares in millions)
Three Months Ended March 31,
2024
GAAP diluted weighted average shares outstanding	54.0
Add: Effects of stock-based compensation instruments	0.4
Adjusted diluted weighted average shares outstanding (1)	54.4

(1)	Adjusted diluted weighted average shares outstanding is a non-GAAP measure and includes the effects of stock-based compensation instruments, as reconciled in the above table.
•	Numbers may not add precisely due to rounding.